UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2012

Progressive Care Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-52684	32-0186005
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1111 Park Center Blvd., Suite 202 Miami Gardens, FL 33169
(Address of principal executive offices)

1-786-657-2060
(Registrant’s telephone number, including area code)

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 30, 2012, Progressive Care Inc. (the “Company”) entered into (i) a committed equity facility agreement (the “Equity Agreement”) and (ii) a registration rights agreement (the “Registration Rights Agreement”) with TCA Global Credit Master Fund, LP, a Cayman Islands limited partnership (“TCA”).

Committed Equity Facility Agreement

On April 30, 2012, the Company entered into the Equity Agreement with TCA.  Pursuant to the terms of the Equity Agreement, for a period of twenty-four (24) months commencing on the date of effectiveness of the Registration Statement (as defined below), TCA shall commit to purchase up to $2,000,000 of the Company’s common stock, par value $0.0001 per share (the “Shares”), pursuant to Advances (as defined below), covering the Registrable Securities (as defined below).  The purchase price of the Shares under the Equity Agreement is equal to ninety-five percent (95%) of the average daily volume weighted average price of the Company’s common stock during the five (5) consecutive trading days after the Company delivers to TCA an Advance notice in writing requiring TCA to advance funds (an “Advance”) to the Company, subject to the terms of the Equity Agreement.

The “Registrable Securities” include (i) the Shares; and (ii) any securities issued or issuable with respect to the Shares by way of exchange, stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

As further consideration for TCA entering into and structuring the Equity Facility, the Company shall pay to TCA a fee by issuing to TCA that number of shares of the Company’s common stock that equal a dollar amount of $100,000 (the “Facility Fee Shares”).  It is the intention of the Company and TCA that the value of the Facility Fee Shares shall equal $100,000.  In the event the value of the Facility Fee Shares issued to TCA is either less than or greater than $100,000 after a nine month evaluation date, the Equity Agreement provides for an adjustment provision allowing for necessary action (either the issuance of additional shares to TCA or the return of shares previously issued to TCA to the Company’s treasury) to adjust the number of Facility Fee Shares issued.

Registration Rights Agreement

On April 30, 2012, the Company entered into the Registration Rights Agreement with TCA.  Pursuant to the terms of the Registration Rights Agreement, the Company is obligated to file a registration statement (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC’) to cover the Registrable Securities within 45 days of closing.

The above descriptions of the Equity Agreement and Registration Rights Agreement do not purport to be complete and are qualified in their entirety by the full text of the document themselves.

Item 3.02 Unregistered Sales of Equity Securities

The Company is relying on an exemption from the registration requirements of the Securities Act of 1933, as amended, for the private placement of our securities under the Equity Agreement pursuant to Section 4(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder.  The transaction does not involve a public offering, TCA is an “accredited investor” and/or qualified institutional buyer and TCA has access to information about us and its investment.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Document

10.1	Committed Equity Facility Agreement, dated April 30, 2012, by and between Progressive Care, Inc. and TCA Global Credit Master Fund, LP

10.2	Registration Rights Agreement, dated April 30, 2012, by and between Progressive Care, Inc. and TCA Global Credit Master Fund, LP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGRESSIVE CARE, INC.

Date: May 4, 2012	By:	/s/ Avraham A. Friedman
Name: Avraham A. Friedman
Title: Chief Executive Officer